EXECUTION COPY


                                    AGREEMENT

                  THIS AGREEMENT (this "Agreement"), dated as of April 18, 2003, is among APROPOS TECHNOLOGY, INC., an Illinois corporation (the "Company"), and each of the other parties identified on the signature pages hereto (collectively, the "Specified Shareholders").

                              W I T N E S S E T H:

                  WHEREAS, the Specified Shareholders are the Beneficial Owners (as defined below) of shares of the Common Stock (as defined below) of the Company; and

                  WHEREAS, each of the Specified Shareholders and the Company's board of directors (the "Board of Directors") have determined that it is in their respective best interests to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                  1. Definitions. Capitalized terms shall have the following meanings for purposes of this Agreement (and shall apply equally to both the singular as well as the plural forms):

                           (a) "13D Group" means any "group" (within the meaning
of Section 13(d) of the Exchange Act (as defined below) or any of the rules promulgated thereunder) formed for the purpose of acquiring, holding, voting or disposing of Voting Stock (as defined below).

                           (b) "Affiliate" shall have the meaning given to such
term in Rule 12b-2 under the Exchange Act.

                           (c) "Associate" shall have the meaning given to such
term in Rule 12b-2 under the Exchange Act.

                           (d) "Beneficially Own," "Beneficially Owned" or
"Beneficial Owner" shall have the meaning given to such terms in Rule 13d-3 under the Exchange Act.

                           (e) "Class III Director" shall mean a director of
Class III of the Board of Directors, with a term expiring at the 2006 annual meeting of the Company's shareholders.

                           (f) "Common Stock" shall mean the common stock, par
value $.01 per share, of the Company.


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                           (g) "Exchange Act" shall mean the Securities Exchange
Act of 1934, as amended.

                           (h) "Majority in Interest" shall mean, with respect
to the Specified Shareholders, the Specified Shareholders who, at the time in question, collectively own greater than 50% of the Voting Stock owned by all of the Specified Shareholders at such time.

                           (i) "Person" shall mean an individual, corporation,
partnership, limited partnership, limited liability company, association, trust, estate, or other entity or organization.

                           (j) "Schedule 13D" shall mean the Statement on
Schedule 13D filed by the Specified Shareholders on March 6, 2003.

                           (k) "Third Party" shall mean any Person other than
any Specified Shareholder or any Affiliate or Associate of a Specified Shareholder.

                           (l) "Voting Stock" or "shares of Voting Stock" shall
mean any securities entitled to vote generally in the election of directors of the Company, or any direct or indirect rights or options or warrants to acquire any such securities or any securities convertible or exercisable into or exchangeable for such securities, including convertible notes, whether or not such securities are so convertible, exercisable or exchangeable at the time of determination.

                  2. Representations and Warranties of the Specified Shareholders. Each of the Specified Shareholders hereby severally represents and warrants to the Company as follows:

                           (a) Such Specified Shareholder has all requisite
power and authority to execute, deliver and perform its respective obligations under this Agreement. The execution, delivery and performance of this Agreement by such Specified Shareholder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate and other action (if applicable) on the part of such Specified Shareholder. If such Specified Shareholder is a natural person, such Specified Shareholder is of sound mind and has all requisite legal capacity and no consent of such Specified Shareholder's spouse is or will be necessary in connection with such Specified Shareholder's execution and delivery of this Agreement or the performance by such Specified Shareholder of his or her obligations hereunder under any community property or other similar laws applicable to such Specified Shareholder.

                           (b) This Agreement has been duly executed and
delivered by such Specified Shareholder and (assuming due and valid execution and delivery by the Company) constitutes a legal, valid and binding obligation of such Specified Shareholder, enforceable against such Specified Shareholder in accordance with its terms.

                           (c) The execution, delivery and performance of this
Agreement by such Specified Shareholder does not and will not violate or

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conflict with (i) if such Specified Shareholder is not a natural person, the organizational documents of such Specified Shareholder, (ii) any law, rule, regulation, order, judgment or decree applicable to such Specified Shareholder, or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, any agreement, contract, commitment, understanding or arrangement (any of the foregoing, a "Contract").

                           (d) No consent, approval, authorization, license or
clearance of, or filing or registration with, or notification to, any court, legislative, executive or regulatory authority or agency (a "Governmental Authority") is required in order to permit such Specified Shareholder to perform its respective obligations under this Agreement, except for such as have been obtained.

                           (e) The shares of Common Stock and options to
purchase Common Stock set forth on Schedule I attached hereto represent all of the shares of Voting Stock that are Beneficially Owned or owned of record by such Specified Shareholder on the date hereof. Such shares and options are owned free and clear of any charge, claim, equitable interest, lien, option, pledge, security interest, right of first refusal, encumbrance or similar restriction. Such Specified Shareholder does not have the right to vote shares of capital stock of the Company other than those set forth on Schedule I with respect to such Specified Shareholder, and such Specified Shareholder has (either individually or together with any one or more other Specified Shareholders) sole voting power, sole power over disposition, sole power to issue instructions and sole power to agree to the matters contemplated by this Agreement with respect to such Specified Shareholder's shares of Voting Stock. Such Specified Shareholder has not granted any other Person the right to vote such Specified Shareholder's shares of Voting Stock (through a proxy, power of attorney or otherwise), and such shares of Voting Stock are not subject to any voting trust, understanding, instrument, obligation or agreement other than this Agreement.

                  3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Specified Shareholders as follows:

                           (a) The Company has all requisite corporate power and
authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company.

                           (b) This Agreement has been duly executed and
delivered by the Company and (assuming due and valid execution and delivery hereof by the Specified Shareholders) constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                           (c) The execution, delivery and performance of this
Agreement by the Company does not and will not (i) violate or conflict with (A) the articles of incorporation or by-laws of the Company or (B) any law, rule,

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regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, any Contract.

                           (d) No consent, approval, authorization, license or
clearance of, or filing or registration with, or notification to, any Governmental Authority, is required in order to permit the Company to perform its obligations under this Agreement, except for such as have been obtained.

                  4. Nomination of Directors. (a) The Company shall cause to be nominated for election as a Class III Director to the Board of Directors at the 2003 annual meeting of the Company's shareholders, each of (i) Kevin G. Kerns (the "Company Nominee") and (ii) Donald A. DeLoach, as the designee of the Specified Shareholders (the "Shareholder Nominee" and, together with the Company Nominee, the "Nominees"). The Company shall (i) include the Nominees in the Company's proxy statement for the 2003 annual meeting of the Company's shareholders, and shall recommend that the Company's shareholders vote in favor of the election of the Nominees or (ii) alternatively if such Nominees are not elected at such meeting on or before July 31, 2003, take such actions as shall be necessary (including through the filling of a vacancy) to cause each Nominee to be appointed to the Board of Directors on or before July 31, 2003.

                           (b) It is understood and agreed that nothing in this
Agreement shall entitle the Specified Shareholders to any right to nominate, designate or elect a director to the Board of Directors at any time other than the 2003 annual meeting of the Company's shareholders.

                           (c) Each Specified Shareholder shall terminate,
effective immediately, any efforts to cause any nominees to be elected to the Board of Directors through a proxy solicitation or a consent solicitation with respect to the 2003 annual meeting of the Company's shareholders or otherwise (except as permitted by clause (ii) of the last sentence of Section 5) during the term of this Agreement. Each Specified Shareholder agrees to amend, promptly after the execution hereof, the Schedule 13D to reflect the matters contemplated by this Agreement. The form of such amendment to the Schedule 13D is attached hereto as Schedule II and is acceptable in form and substance to the Company.

                           (d) The Company shall not take any action to remove
the Shareholder Nominee from his position as a director without cause prior to the conclusion of his term.

                           (e) The Specified Shareholders may present or suggest
by written notice to the Company potential candidates for consideration by the Board of Directors to fill any vacancy created by reason of an increase in the number of directors on the Board of Directors (a "Board Vacancy"); provided, however, that the Board of Directors shall not be bound or obligated in any way to fill any Board Vacancy with any potential candidate presented or suggested by the Specified Shareholders.

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                           (f) In the event that (i) the Company increases the
size of the Board of Directors to more than seven or (ii) any person chosen by the Board of Directors to fill a Board Vacancy shall serve as a member of any class of director other than as a Class I Director, then a Majority in Interest of the Specified Shareholders may terminate this Agreement on or after the day after the occurrence of such event by providing written notice of termination to the Company; provided, however, that any early termination of this Agreement pursuant to this Section 4(f) shall not terminate the Company's obligations under Section 4(a).

                           (g) The Company shall present by written notice to
the Specified Shareholders any potential candidates that the Company proposes to fill a Board Vacancy. John M. Kratky III, as the representative of the Specified Shareholders, may meet with and interview such potential candidates. If within ten business days from the date of such notice, a Majority in Interest of the Specified Shareholders fails to give the Company notice in writing that a Majority in Interest of the Specified Shareholders objects to the Company's potential candidate (an "Objection Notice"), then such potential candidate shall be deemed reasonably acceptable to a Majority in Interest of the Specified Shareholders. Any such Objection Notice (i) may only be given if the Company's potential candidate is not reasonably acceptable to a Majority in Interest of the Specified Shareholders and (ii) shall specify the reasons the Company's potential candidate was not reasonably acceptable to a Majority in Interest of the Specified Shareholders. In the event the Board of Directors fills a Board Vacancy, through appointment or election at a special meeting of the shareholders of the Company, with a candidate proposed by the Company that is not reasonably acceptable to a Majority in Interest of the Specified Shareholders, then this Agreement shall terminate on the day after the filling of such Board Vacancy with such candidate.

                  5. Standstill. Each of the Specified Shareholders hereby severally agrees that neither it nor any Affiliate of such Specified Shareholder will singularly or together with any other Person, directly or indirectly, in each case unless specifically requested to do so in writing in advance by the Board of Directors:

                           (a) Acquire or offer, make a proposal or agree to
acquire, directly or indirectly (whether publicly or otherwise), in any manner, any assets of the Company or its subsidiaries or any Voting Stock or any equity securities of the Company's subsidiaries (or Beneficial Ownership thereof), other than the Voting Stock currently owned by such Specified Shareholder as set forth in Schedule I hereof, except Voting Stock issued upon the exercise of options listed on Schedule I hereof or Voting Stock acquired pursuant to a stock split, share dividend, recapitalization, reclassification or similar transaction effected by or with the approval of the Board of Directors.

                           (b) Make or in any way propose or participate in any
"solicitation" of "proxies" to vote (as such terms are defined in Rule 14a-1 under the Exchange Act), solicit any consent, or communicate with, or seek to advise or influence any Person (other than another Specified Shareholder) with respect to the solicitation, consenting or voting of any Voting Stock, in

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opposition to any Approved Matter or in favor of any Unapproved Matter, or become a "participant" (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in any contested election of directors of the Company, or threaten or propose to do the same or publicly announce an intention to do the same. The term "Approved Matter" means (i) any amendment or repeal of any provision of the amended and restated articles of incorporation or the amended and restated by-laws of the Company, (ii) the election or removal of any director (other than the Shareholder Nominee in the manner provided for in this Agreement) to or from the Board of Directors and/or (iii) any matter that would be prohibited by this Section 5, in any such case that has been recommended or approved by the Board of Directors. The term "Unapproved Matter" means (i) any amendment or repeal of any provision of the amended and restated articles of incorporation or the amended and restated by-laws of the Company, (ii) the election or removal of any director to or from the Board of Directors, (iii) any business combination (as described in clauses (i) through (viii), inclusive, of Section 5(h)) involving or relating to the Company or any of its subsidiaries and/or (iv) any matter that would be prohibited by this Section 5, in any such case that has not been recommended or approved by the Board of Directors.

                           (c) Form, be a member of, join, participate in any
manner or encourage the formation of any 13D Group (other than the group consisting solely of the Specified Shareholders disclosed in the Schedule 13D) with respect to any Voting Stock or the acquisition of any assets of the Company or any of its subsidiaries.

                           (d) Deposit any Voting Stock into a voting trust or
subject any Voting Stock to a Contract with respect to the voting thereof or grant any proxy or power of attorney with respect to any Voting Stock (other than this Agreement) to anyone other than representatives of the Board of Directors.

                           (e) Except as permitted by Section 4(e), seek
election of, or seek to place, any person (other than the Shareholder Nominee) as a director on the Board of Directors or seek the removal of any member of the Board of Directors.

                           (f) Call or seek to have called any meeting of the
shareholders of the Company, or initiate or propose to initiate any written consent solicitation, other than through participation as a director of the Company and with the prior approval of the Board of Directors.

                           (g) Initiate, propose or otherwise solicit
shareholders of the Company for the approval of any shareholder proposal with respect to the Company as described in Rule 14a-8 under the Exchange Act, or induce or attempt to induce any Person to initiate any such shareholder proposal, in opposition to any Approved Matter or in favor of any Unapproved Matter.

                           (h) Without the prior written permission of the Board
of Directors, directly or indirectly, solicit, seek to effect, negotiate with, enter into discussions with or provide any non-public information to any Person with respect to, or propose to enter into, make any statement or proposal,

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whether written or oral, or otherwise make (or take any action which might require) any public announcement or proposal whatsoever with respect to (i) a merger, consolidation, share exchange, dual-listed structure or acquisition of the Company or any other business combination involving the Company or any of its subsidiaries, (ii) the sale, lease, exchange, pledge, mortgage or transfer (including through any arrangement having substantially the same economic effect as a sale of assets) of all or a substantial portion of the assets of the Company and its subsidiaries, (iii) the purchase of equity securities of the Company or any of its subsidiaries, whether by tender offer, exchange offer or otherwise, (iv) the liquidation or dissolution of the Company, (v) the recapitalization or reorganization of the Company, (vi) the issuance by the Company of any equity securities as consideration for the assets or securities of another Person or (vii) any other extraordinary business transaction with respect to the Company or any of its subsidiaries; provided, however, that nothing in this paragraph (h) shall restrict the Specified Shareholders from opposing any transaction referred to in this paragraph (h), whether or not approved by the Board of Directors.

                           (i) Otherwise act, alone or in concert with others,
to seek to control, or alter the composition or size of, the Board of Directors or the management of the Company.

                           (j) Sell, assign, exchange, pledge, dispose of or
transfer (each, a "Transfer") any securities of the Company to any Person; provided that the limitation contained in this Section 5(j) shall not apply to Transfers by a Specified Shareholder (i) to an Affiliate of such Specified Shareholder who is or agrees to become bound by this Agreement prior to such Transfer, (ii) that have been consented to in writing by the Company in advance and without any violation of any provisions of this Section 5 by any Specified Shareholders or their respective Affiliates, (iii) pursuant to a tender offer or exchange offer made by a Third Party, (iv) pursuant to a merger, consolidation or reorganization to which the Company is a party that is recommended by the Board of Directors, (v) pursuant to the laws of descent and inheritance, or (vi) pursuant to public sales in the open market in ordinary broker transactions as contemplated by Rule 144 under the Securities Act of 1933, as amended.

                           (k) Voluntarily take any actions that would cause any
of the Specified Shareholders to be members of the same 13D Group as any other Persons (or their permitted assigns).

                           (l) Disclose any intention, plan or arrangement
inconsistent with this Section 5.

                           (m) Instigate, assist, advise or encourage, or enter
into any arrangements with, any Third Party to do any of the actions described in this Section 5.

                           (n) Request the Company or its Board of Directors,
directly or indirectly, to amend or waive any provision of this Section 5.

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                           Notwithstanding anything in this Section 5 to the
contrary, this Section 5 shall not prohibit or restrict any Specified Shareholder from (i) contacting or having discussions with any member of the Board of Directors concerning the business, financial condition or results of operations of the Company or (ii) notifying the Company (during the time periods specified in, and otherwise in compliance with, Section 2.12 of the amended and restated by-laws of the Company) of its intention to nominate one or more candidates for the Board of Directors or propose or initiate a proposal for inclusion in the Company's proxy statement under Rule 14a-8 of the Exchange Act or otherwise make a proposal, in each case for the 2004 annual meeting of the Company's shareholders.

                  6. Voting; Irrevocable Proxy. (a) Notwithstanding anything in this Agreement to the contrary, each Specified Shareholder shall at the 2003 annual meeting of the shareholders (whether or not adjourned or postponed) of the Company appear at such meeting or otherwise cause such Specified Shareholder's shares of Owned Voting Stock to be counted as present thereat for purposes of establishing a quorum and vote (or cause to be voted), in person or by proxy, any and all shares of Owned Voting Stock in favor of the election of the Nominees as Class III Directors. The term "Owned Voting Stock" shall mean, with respect to each Specified Shareholder, shares of Voting Stock (i) that are Beneficially Owned or held of record by such Specified Shareholder or its Affiliates or (ii) over which such Specified Shareholder or its Affiliates has the right to vote or direct the voting.

                           (b) In the event that any Specified Shareholder shall
fail at the 2003 annual meeting of the shareholders (whether or not adjourned or postponed) of the shareholders of the Company to vote with respect to any such Specified Shareholder's Owned Voting Stock in favor of the election of the Nominees as Class III Directors as agreed by such Specified Shareholder in
Section 6(a), such Specified Shareholder hereby irrevocably grants to and appoints the Company (and any officer of the Company or each of them individually), such Specified Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place, and stead of such Specified Shareholder, to vote, act by written consent or grant a consent, proxy or approval in respect of such Owned Voting Stock with respect to such vote or action by written consent in a manner consistent with Section 6(a) as agreed by such Specified Shareholder in this Agreement. Each Specified Shareholder hereby affirms that any such irrevocable proxy set forth in this Section 6 is given to secure the obligations of such Specified Shareholder under this Agreement. Each such Specified Shareholder hereby further affirms that any such proxy hereby granted shall be irrevocable and shall be deemed coupled with an interest, in accordance with Section 5/7.50(c) of the Illinois Business Corporation Act (the "IBCA"). Each Specified Shareholder agrees to execute and deliver any further powers of attorney, consents, proxies or other agreements necessary or appropriate to give effect to this Section 6. This Agreement constitutes a voting agreement created under Section 5/7.70 of the IBCA.

                  7. Additional Agreements. The provisions of this Agreement shall apply, with respect to each Specified Shareholder, to any Voting Stock acquired by such Specified Shareholder after the date hereof by reason of any acquisition, purchase, stock dividend, stock split, recapitalization, reclassification or otherwise. Each Specified Shareholder agrees that it will,

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and will cause its Affiliates to, take all actions necessary to give effect to the provisions of this Agreement and to perform its obligations hereunder. No Specified Shareholder shall, directly or indirectly, enter into any Contract or take any other action that is inconsistent or in conflict with the terms of this Agreement.

                  8. Enforcement. Each of the Specified Shareholders, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its provisions in any court having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or in equity.

                  9. Entire Agreement; Waivers. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), shall constitute a continuing waiver unless otherwise expressly provided, or shall be effective unless in writing and executed (i) in the case of a waiver by the Company, by the Company and (ii) in the case of a waiver by the Specified Shareholders, by the Specified Shareholders against which enforcement of such waiver is sought.

                  10. Amendment or Modification. The parties hereto may not amend or modify this Agreement except in such manner as may be agreed upon by a written instrument executed by the Company and the Specified Shareholders against which enforcement of such amendment is sought.

                  11. Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, and each successor shall be deemed to be a party hereto for all purposes hereof. The terms and provisions of this Agreement shall not be binding upon any transferee (other than a Specified Shareholder or a Affiliate of a Specified Shareholder) that purchases any securities subject to this Agreement in accordance with Section 5(k) and otherwise without violation of any provision of this Agreement. A Specified Shareholder may not assign or transfer any of its rights or obligations hereunder (whether to a transferee of shares of Voting Stock or otherwise) without the prior written consent of the Company, and no transfer or assignment by any party shall relieve such party of any of its obligations hereunder.

                  12. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect. It is declared to be the intention of the parties that they would have executed the remaining provisions without including any that may be declared unenforceable.

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                  13. Headings; Interpretation. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement. The words "include," "includes," and "including" shall be deemed to be followed by the phrase "without limitation." Words denoting gender shall include all genders.

                  14. Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties, and each such executed counterpart will be an original instrument.

                  15. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing (including telecopy or similar teletransmission), addressed as follows:

                           If to the Company, to:

                           Apropos Technology, Inc.
                           One Tower Lane
                           28th Floor
                           Oakbrook Terrace, Illinois 60181
                           Attention: Kevin G. Kerns
                           Telephone No.: (630) 472-9600
                           Facsimile No.: (630) 472-9745

                           with a copy to:

                           McDermott, Will & Emery
                           50 Rockefeller Plaza
                           New York, New York 10020
                           Attention: Spencer D. Klein, Esq.
                           Telephone No.: (212) 547-5511
                           Facsimile No.: (212) 547-5444

                           If to the Specified Shareholders, to:

                           Patrick K. Brady
                           567 Deer Path Road
                           Glen Ellyn, Illinois 60137
                           Facsimile No.: (630) 858-9171

                           with a copy to:

                           Gardner Carton & Douglas LLC
                           191 North Wacker Drive
                           Suite 3700
                           Chicago, Illinois 60606
                           Attention: Charles R. Manzoni, Jr., Esq.
                           Telephone No.: (312) 569-1000
                           Facsimile No.: (312) 569-3000

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Unless otherwise specified herein, such notices or other communications shall be deemed received (a) in the case of any notice or communication sent other than by mail, on the date actually delivered to such address (evidenced, in the case of delivery by overnight courier, by confirmation of delivery from the overnight courier service making such delivery, and in the case of a telecopy, by receipt of a transmission confirmation form or the addressee's confirmation of receipt), or (b) in the case of any notice or communication sent by mail, three business days after being sent, if sent by registered or certified mail, with first-class postage prepaid. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

                  16. Termination. Unless earlier terminated pursuant to Section 4(e), this Agreement shall remain in full force and effect from the date hereof until December 31, 2003. Notwithstanding anything in this Agreement to the contrary, the provisions of Sections 8 through 18, inclusive, shall survive any termination of this Agreement.

                  17. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive law of the State of Illinois, without giving effect to any choice or conflict of law provision or rule that would cause the application of the law of any other jurisdiction.

                  18. Exclusive Submission to Jurisdiction. Any disputes arising out of or in connection with this Agreement shall be adjudicated in a United States District Court in Illinois or in a court of competent civil jurisdiction in the State of Illinois. Each party hereto irrevocably submits to the personal jurisdiction of such courts for the purposes of any such suit, action, counterclaim or proceeding arising out of this Agreement (collectively, a "Suit"). Each of the parties hereto hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claim that it is not subject to jurisdiction of the above courts, that such Suit is brought in an inconvenient forum, or the venue of such Suit is improper; provided, however, that nothing herein shall be construed as a waiver of any right that any party hereto may have to remove a Suit from a court sitting in the State of Illinois to a United States District Court in Illinois. Each of the parties hereby agrees that service of all writs, process and summonses in any Suit may be made upon such party by mail to the address as provided in this Agreement. Nothing herein shall in anyway be deemed to limit the ability of any party to serve any such writs, process or summonses in any other matter permitted by applicable law.

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                  IN WITNESS WHEREOF, the Company and the Specified Shareholders
have caused this Agreement to be executed as of the date first above written by their respective duly authorized representatives.

The Company:                       APROPOS TECHNOLOGY, INC.

                                   By:      /s/ Kevin G. Kerns
                                            ------------------------------------
                                            Name:    Kevin G. Kerns
                                            Title:   Chief Executive Officer and
                                                     President

The Specified Shareholders:        /s/ Patrick K. Brady
                                   --------------------
                                   PATRICK K. BRADY

                                   /s/ Catherine R. Brady
                                   --------------------
                                   CATHERINE R. BRADY

                                   BRADY FAMILY LIMITED PARTNERSHIP

                                   By:      /s/ Patrick K. Brady
                                            ------------------------------------
                                            Name:    Patrick K. Brady
                                            Title:   General Partner

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                                   VALOR CAPITAL MANAGEMENT, L.P.
                                   By:      Kratky Management, LLC, General
                                            Partner

                                   By:      /s/ John M. Kratky III
                                            ------------------------------------
                                            Name:    John M. Kratky III
                                            Title:   Managing Member

                                   KRATKY MANAGEMENT, LLC

                                   By:      /s/ John M. Kratky III
                                            ------------------------------------
                                            Name:    John M. Kratky III
                                            Title:   Managing Member

                                   /s/ John M. Kratky III
                                   --------------------
                                   JOHN M. KRATKY III

                                   /s/ William W. Bach
                                   --------------------
                                   WILLIAM W. BACH

                                   BACH FAMILY L.P.

                                   By:      /s/ William W. Bach
                                            ------------------------------------
                                            Name:    William W. Bach
                                            Title:   General Partner

                                                     SCHEDULE I

--------------------------------------------- -------------------- --------------------- ---------------------------------



                                                 Shares Owned          Shares Owned       Options, Rights or Warrants to
           Specified Shareholder                   Directly           Beneficially*              Purchase Shares


--------------------------------------------- -------------------- --------------------- ---------------------------------
Patrick K. Brady                                      1,145,984            1,680,984                  10,000
--------------------------------------------- -------------------- --------------------- ---------------------------------
Catherine R. Brady                                      612,110            1,137,110                    0
--------------------------------------------- -------------------- --------------------- ---------------------------------
Brady Family Limited Partnership                        525,000              525,000                    0
--------------------------------------------- -------------------- --------------------- ---------------------------------
Valor Capital Management, L.P.                        2,542,300            2,542,300                    0
--------------------------------------------- -------------------- --------------------- ---------------------------------
Kratky Management, LLC                                        0            2,542,300                    0
--------------------------------------------- -------------------- --------------------- ---------------------------------
John M. Kratky III                                            0            2,542,300                    0
--------------------------------------------- -------------------- --------------------- ---------------------------------
William W. Bach                                         504,417              539,417                    0
--------------------------------------------- -------------------- --------------------- ---------------------------------
Bach Family L.P.                                         35,000               35,000                    0
--------------------------------------------- -------------------- --------------------- ---------------------------------

*Excluding shares deemed to be Beneficially Owned as a result of the formation of the 13D Group constituted by the
Specified Shareholders as disclosed in the Schedule 13D.


                                   SCHEDULE II

                           [Amendment to Schedule 13D]